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                                                                   EXHIBIT 10.77

                                  COMMON STOCK
                               PURCHASE AGREEMENT


        THIS AGREEMENT ("Agreement") is made as of October 16, 2000 (the "Effective Date"), by and between Epimmune Inc., a Delaware corporation with its principal place of business at 5820 Nancy Ridge Drive, Suite 100, San Diego, California 92121 (the "Company"), and the purchaser whose name and address is set forth on the signature page hereof (the "Purchaser").

                                    AGREEMENT

        In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Purchaser hereby agree as follows:

        1. AUTHORIZATION OF SALE OF THE SECURITIES. Subject to the terms and conditions of this Agreement, the Company has authorized the sale and issuance of (i) up to the Initial Amount (as defined below) of shares of the Company's Common Stock, par value $0.01 (the "Common Stock"), at the Initial Closing and
(ii) up to an additional number of shares of its Common Stock equal to the Initial Amount at the Milestone Closing (as defined below). The shares of Common Stock sold to the Purchaser hereunder shall be referred to herein as the "Shares."

        2. AGREEMENT TO SELL AND PURCHASE THE SHARES.

2.1   SALE OF SHARES.

(a) At the Initial Closing, the Company will sell to the Purchaser, and the Purchaser will purchase from the Company, 500,000 shares of Common Stock (the "Initial Amount") at a per share purchase price equal to $4.00 (the "Purchase Price"), for a total purchase price of $2,000,000.

(b) At the Milestone Closing, the Company will sell to Purchaser, and the Purchaser will purchase from the Company, an additional 500,000 shares of Common Stock, as adjusted for any stock dividends, combinations, splits, recapitalizations or similar transactions (the "Milestone Shares") at a purchase price equal to the lesser of (i) the closing price of the Company's Common Stock as reported on The Nasdaq National Market on the trading day immediately preceding the date of the Milestone Closing or (ii) two times the Purchase Price (as adjusted for any stock dividends, combinations, splits, recapitalizations or similar transactions affecting the Common Stock) (the "Milestone Price"); provided, however, that if the Milestone Closing occurs as a result of the Purchaser's exercise of its rights under Section 3.2(b) hereof, the Milestone Price shall not be below $6.00 per share. Notwithstanding anything herein to the contrary, the Company will not be obligated to issue Milestone Shares to the extent that they would be equal to 20% or more of the total number of shares of Common Stock outstanding immediately prior to such issuance and that, as a result thereof, such issuance would require approval of the Company's stockholders under the applicable Rules of the Nasdaq National Market or any other national securities exchange on which the Company's Common Stock is then traded. In such event, Purchaser may elect to purchase up to that number of Milestone Shares equal to 19.99% of the total number of shares of Common Stock so outstanding at the Milestone Price.

2.2 ACCEPTANCE OF PROPOSED PURCHASE OF SHARES. The Company shall have no obligation hereunder with respect to the Purchaser until the Company shall execute and deliver to the Purchaser an executed copy of this Agreement. If this Agreement is not executed and delivered by the Company, this Agreement shall be of no further force and effect


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        3. CLOSING AND DELIVERY.

3.1 INITIAL CLOSING. The closing of the purchase and sale of the Initial Amount pursuant to this Agreement (the "Initial Closing") shall be held on the Effective Date at the offices of Cooley Godward LLP, 4365 Executive Drive, Suite 1100, California 92121, or on such other date and place as may be agreed to by the Company and the Purchaser. At or prior to the Initial Closing, the Purchaser and Company shall execute any related agreements or other documents required to be executed hereunder, dated as of the date of the Initial Closing (the "Initial Closing Date").

3.2 MILESTONE CLOSING.

(a) The closing of the purchase and sale of the Milestone Shares pursuant to this Agreement (the "Milestone Closing") shall be held on the third business day immediately following the earlier of the following dates and notice from Company to Purchaser of the occurrence thereof (the "Milestone Closing Date").

        (i) the date on or before January 1, 2004 that the Company or one of its affiliates or strategic partners (A) has determined in good faith, and demonstrated to the reasonable satisfaction of Purchaser, that Phase II trials were successfully concluded and that Phase III clinical trials in the United States should be pursed and (B) has enrolled the first subject in such Phase III clinical trials, and demonstrated same to the reasonable satisfaction of Purchaser, with respect to both DNA and polypeptide HIV vaccines; or

        (ii) at the Company's election, the date upon which both of the following conditions have simultaneously occurred: (A) the 30 day average of the closing price of the Company's Common Stock on The Nasdaq National Market (or other comparable stock exchange or over the counter market on which the Company's Common Stock is then traded) has equaled or exceeded, and continues to equal or exceed, a price equal to four times the Purchase Price (as adjusted for any stock dividends, combinations, splits, recapitalizations or similar transactions affecting the Common Stock) and (B) a registration statement filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance of the Milestone Shares has become, and continues to be, effective. The Milestone Closing shall be held on the Milestone Closing Date at the offices of the Company's legal counsel.

(b)     Notwithstanding anything herein to the contrary:

        (i) Purchaser may postpone from time-to-time any condition precedent to the Milestone Closing; and/or

        (ii) Purchaser may waive any condition precedent(s) to the Milestone Closing, in which event the Milestone Closing Date shall be accelerated to the third business day following notice of such waiver thereof from Purchaser to Company.

(c) An event described in Sections 3.2(a) and 3.2(b) above may be referred to hereinafter as an "Acceleration Event."

3.3 ADDITIONAL CLOSINGS. In the event that Pharmacia exercises its right of first refusal in connection with the transactions contemplated by this Agreement, the Company proposes to enter the same form of purchase agreement as this Agreement with such partner (an "Additional Agreement") to sell shares of Common Stock to such partner at a purchase price equal to the Purchase Price, but in no event less than, the closing price of the Company's Common Stock as reported on The Nasdaq National Market on the trading day immediately preceding the effective date of the Additional Agreement at an additional closing to be held no later than 30 days after the Effective Date.

3.4 DELIVERY OF THE SHARES AT THE CLOSINGS.

(a) At the Initial Closing, the Company shall deliver to the Purchaser stock certificates registered in the name of the Purchaser, and/or in such nominee name(s) as designated in writing by the Purchaser, representing the Initial Amount against payment of the purchase price for such Initial Amount.

(b) At the Milestone Closing, the Company shall deliver to the Purchaser stock certificates registered in the name of the Purchaser, and/or in such nominee name(s) as designated by the Purchaser in writing, representing the

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        Milestone Shares against payment of the purchase price for such
        Milestone Shares; provided, however, that the Company shall not be obligated to issue to the Purchaser any of the Milestone Shares, or may postpone the date of the Milestone Closing, if any Restricted Transaction (as defined in Section 11.1 below) occurs during the 30-day period immediately prior to the date of Milestone Closing.

        4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

Except as set forth on the Schedule of Exceptions attached hereto as Exhibit A, the Company hereby represents and warrants as of the date hereof to, and covenants with, the Purchaser as follows:

4.1 ORGANIZATION AND GOOD STANDING. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has full corporate power and authority to own or lease its properties and conduct its business as presently conducted (as defined below), and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results or operations of the Company).

4.2 CORPORATE POWER; AUTHORIZATION. The Company has all requisite corporate power, and has taken all requisite corporate action, to execute and deliver this Agreement, sell and issue the Shares and carry out and perform all of its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) as limited by equitable principles generally, including any specific performance, and (iii) as to those provisions of Section 0 relating to indemnity or contribution. The execution and delivery of this Agreement does not, and the performance of this Agreement and the compliance with the provisions hereof and the issuance, sale and delivery of the Shares by the Company will not, conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of, the Certificate of Incorporation or Bylaws of the Company or any statute, law, rule or regulation applicable to the Company or any state or federal order, judgment or decree applicable to the Company or any indenture, mortgage, lease or other material agreement or instrument to which the Company or any of its properties is subject, where such conflict, breach or violation would have a material adverse effect on the Company.

4.3 ISSUANCE AND DELIVERY OF THE SHARES. The Shares, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive right.

4.4 SEC DOCUMENTS; FINANCIAL STATEMENTS. The Company has filed in a timely manner all documents that the Company was required to file with the United States Securities and Exchange Commission (the "SEC") under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the twelve (12) months preceding the date of this Agreement. As of their respective filing dates (or, if amended, when amended), all documents filed by the Company with the SEC (the "SEC Documents") complied in all material respects with the requirements of the Exchange Act. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required (under the federal securities laws in connection with the sale of the Shares) to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

4.5 INTELLECTUAL PROPERTY. The Company owns or possesses adequate rights to use all material patents, patent rights, inventions, trade secrets and know-how that are necessary for the conduct of its business as presently

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        conducted and as described in the SEC Documents. Except as set forth in the SEC Documents, the Company has not received any written notice of, nor has any knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent right, invention, trade secret or know-how that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, properties, financial condition or results or operations of the Company.

4.6 CAPITALIZATION. The capitalization of the Company is described in the Company's SEC Documents. The Company has not issued any capital stock since June 30, 2000 other than pursuant to employee benefit plans disclosed in the Company's SEC Documents. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth in or contemplated by the Company's SEC Documents or as otherwise described in this Agreement, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.

4.7 LITIGATION. There is no pending or, to the Company's knowledge, threatened, action, suit or other proceeding to which the Company is a party or to which its property or assets are subject that is not disclosed in the SEC Documents that is required to be so disclosed.

4.8 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for compliance with the securities and blue sky laws in the states and other jurisdictions in which shares of Common Stock are offered and/or sold, which compliance will be effected in accordance with such laws.

4.9 NO MATERIAL ADVERSE CHANGE. Except as otherwise disclosed herein, since June 30, 2000, there have not been any changes in the assets, liabilities, financial condition or operations of the Company from that reflected in the Company's Form 10-Q for the period ended June 30, 2000 except changes in the ordinary course of business or which have not been, either individually or in the aggregate, materially adverse.

4.10 SECURITIES VIOLATIONS. The Company represents and warrants that none of its directors or officers is or has within the last five years, been the subject of, or a defendant in: (i) an enforcement action or prosecution (or settlement in lieu thereof) brought by a governmental authority relating to a violation of securities, tax, fiduciary or criminal laws, or (ii) a civil action (or settlement in lieu thereof) brought by shareholders or investors in a common investment vehicle for violation of duties owed to the shareholders or investors.

4.11 NASDAQ. The Company's Common Stock is listed on The Nasdaq National Market and the Company shall use its commercially reasonable efforts to maintain such listing.

4.12 NO CONFLICTS OF INTEREST REPRESENTATION. The Company represents, warrants and covenants that, to the best of its knowledge, no officer or employee of the Purchaser has or will receive, directly or indirectly, a personal interest in the Company or its property or anything of substantial economic value for his or her private benefit from the Company, or anyone acting on its behalf, in connection with the investment made by the Purchaser pursuant to this Agreement.

4.13 OPINIONS OF COMPANY'S COUNSEL. Company shall cause its legal counsel to deliver to Purchaser concurrently with the Initial Closing, a legal opinion in form and substance acceptable to Purchaser.


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        5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

5.1 The Purchaser represents and warrants to and covenants with the Company that:

(a) The Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Shares contemplated hereby, either alone or together with the advice of the Purchaser's representative, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered, either alone or with the Purchaser's representative, all information the Purchaser deems relevant (including the SEC Documents) in making an informed decision to purchase the Shares.

(b) The Purchaser is acquiring the Shares being acquired by the Purchaser pursuant to this Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares, except in compliance with Section 5.1(c).

(c) The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

(d) The Purchaser has, in connection with its decision to purchase the Securities, relied with respect to the Company and its affairs solely upon the SEC Documents and the other information delivered to the Purchaser by the Company as described in Sections 4.4 and 5.1(a) above and the representations, warranties and covenants of the Company contained herein.

(e) The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or a Qualified Institutional Buyer within the meaning of Rule 144A promulgated under the Securities Act.

(f) The Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement by the Purchaser, this Agreement shall constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally,
        (ii) as limited by equitable principles generally, including any specific performance, and (iii) as to those provisions of Section 0 relating to indemnity or contribution.

5.2 The Purchaser represents and warrants to and covenants with the Company that it has not engaged and will not engage in any short sales of the Company's Common Stock for so long as such Purchaser holds such Shares.

5.3 The Purchaser understands that nothing in the SEC Documents, this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice and that independent legal counsel has reviewed these documents and materials on the Purchaser's behalf. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

        6. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates for the securities delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

        7. CONDITIONS TO COMPANY'S OBLIGATIONS AT CLOSING. The Company's obligation to complete the sale and issuance of the Shares and deliver the Shares to the Purchaser at the Initial Closing or the

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Milestone Closing, as applicable, shall be subject to the following conditions to the extent not waived by the Company:

7.1 RECEIPT OF PAYMENT. The Company shall have received payment, by check or wire transfer of immediately available funds, in the full amount of (a) the Purchase Price for the Initial Shares being purchased by the Purchaser at the Initial Closing, or (b) the Milestone Price for the Milestone Shares being purchased by the Purchaser at the Milestone Closing.

7.2 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties made by the Purchaser in Section 5 hereof shall be true and correct when made at the Initial Closing or the Milestone Closing, as applicable, and shall be true and correct on the Initial Closing Date or the Milestone Closing Date, as applicable. The Purchaser shall have performed and complied with all obligations and conditions required to be performed and completed with by the Purchaser under this Agreement on or prior to the Initial Closing Date or the Milestone Closing Date, as applicable. At the Milestone Closing, if requested by Company, the Purchaser shall deliver to Company a duly executed certificate to the effect of the foregoing, as of the Milestone Closing Date.

        8. CONDITIONS TO PURCHASERS' OBLIGATIONS AT CLOSING. The Purchaser's obligation to accept delivery of the Shares and to pay for the Shares at the Initial Closing or the Milestone Closing, as applicable shall be subject to the following conditions to the extent not waived by such Purchaser:

8.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties made by the Company in Section 4 hereof shall be true and correct when made and shall be true and correct on the Initial Closing Date or the Milestone Closing Date, as applicable; provided, however, that such representations and warranties shall be deemed modified as required to reflect changes occurring between the Initial Closing Date and the Milestone Closing Date as described in any documents that the Company files with the SEC under the Securities Act or the Exchange Act during such period or in any update to the Company's Schedule of Exceptions provided by the Company to the Purchaser prior to the Milestone Closing Date. At the Milestone Closing, if requested by Purchaser, the Company shall deliver to Purchaser a duly executed certificate to the effect of the foregoing, as of the Milestone Closing Date.

8.2 OPINIONS OF COMPANY'S COUNSEL . Company shall deliver the opinion of Company's legal counsel as described in Section 4.13 hereof.

        9. RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS.

9.1     RESTRICTIONS ON TRANSFER.

(a) Purchaser agrees not to make any disposition of all or any portion of the Shares unless and until:

        (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

        (ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

(b) Notwithstanding the provisions of Section 9.1(a) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Purchaser which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (C) to the Purchaser's family member or trust for the benefit of an individual Purchaser, provided the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Purchaser hereunder.

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(c)     Each certificate representing Shares shall (unless registered prior to the issuance of such Shares or otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws, as provided elsewhere in this Agreement or any other applicable agreement or instrument):

        "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

        The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if such holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of (with no need for compliance with Rule 144) without registration, qualification or legend.

        Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

9.2 "PIGGY-BACK" REGISTRATIONS. In the event that shares of the Company's equity securities held by any selling stockholder are included in a registration statement under the Securities Act for purposes of the Company's Qualified Offering (as defined below), the Company shall notify all holders of the Shares (individually, a "Holder" and collectively the "Holders") in writing at least 30 days prior to the filing of such registration statement and will afford each such Holder an opportunity to include in such registration statement all or part of the Shares held by such Holder on a pro rata basis with the securities of such other selling stockholders to be included in the registration statement. Each Holder desiring to include in any such registration statement all or any part of the Shares held by it shall, within 20 days after the above-described notice from the Company, so notify the Company in writing. For purposes of this Agreement, "Qualified Offering" shall mean the Company's first firm underwritten public offering of its Common Stock registered under the Securities Act after the Effective Date in which the Company receives gross proceeds of at least $15 million.

9.3 UNDERWRITING. The right of any such Holder to be included in a registration pursuant to Section 0 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their Shares through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; and second, to any stockholder of the Company (including the Holders) on a pro rata basis based on the total number of Shares held by the Holders and securities held by such other stockholders; provided that no such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting.

9.4 RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under Section 0 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company.

9.5 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted to a Holder under this Section 9 shall terminate and be of no further force and effect upon the date that all Shares held by and issuable to such Holder (and its affiliates) may be sold under Rule 144 during any 90-day period.

9.6 FURNISHING INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 0 that the selling Holders shall furnish to the Company such information regarding

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        themselves, the Shares held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Shares.

9.7 INDEMNIFICATION. In the event any Shares are included in a registration statement under Section 0:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities
        Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, expenses (including attorney fees) or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the
        Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section (a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

(b) To the extent permitted by law, each Holder will, if Shares held by such Holder are included in the securities as to which such registration, qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other holder selling securities under such registration statement or any of such other holder's partners, directors or officers or any person who controls such holder, against any losses, claims, damages, expenses (including attorney fees), or liabilities (joint or several) to which the Company or any such director, officer, counsel, controlling person, underwriter or other such holder, or partner, director, officer or controlling person of such other holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, counsel, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section (b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section (b) exceed the proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 0 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 0, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 0, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 0.

(d) If the indemnification provided for in this Section 0 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

(e) The obligations of the Company and Holders under this Section 0 shall survive completion of any offering of Shares in a registration statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

9.8 "MARKET STAND-OFF" AGREEMENT. If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters, in any case not to exceed one hundred eighty (180) days following any registered offering of the Common Stock of the Company, provided that the Company, all officers and directors of the Company and any other selling stockholders enter into similar agreements (subject to customary exceptions).

9.9 The obligations described in this Section (e) shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said periods.

9.10 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Shares to the public without registration, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act;

(b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) So long as a Holder owns any Shares, furnish to such Holder forthwith upon request: a written statement by the

        Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

(d) Notwithstanding anything herein to the contrary, Company undertakes the obligations set forth above in this Section 9.9 for a period of not less than two (2) years following the Initial Closing Date with respect to the Shares purchased by Purchaser on the Initial Closing Date and for a period of not less than two (2) years following the Milestone Closing Date with respect to the Shares purchased by Purchaser at the Milestone Closing, or until such earlier date upon which such Shares became registered under the Securities Act.

        10. RIGHT OF FIRST REFUSAL.

10.1 SUBSEQUENT OFFERINGS. The Purchaser shall have a right of first refusal to purchase its pro rata share of all Equity Securities (as defined below), that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 10.7 hereof. The Purchaser's pro rata share is equal to the ratio of (a) the number of shares of Common Stock purchased pursuant to this Agreement, then held by the Purchaser or any transferee pursuant to Section 0, to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon the conversion of any Equity Securities or upon exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option, warrant or other right to purchase such a convertible security), (iii) any security carrying any option, warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security, or (iv) any such option, warrant or right.

10.2 EXERCISE OF RIGHT OF FIRST REFUSAL. If the Company proposes to issue any Equity Securities in a transaction subject to Section 10.1, it shall give the Purchaser written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same (an "Offering Notice"). The Purchaser shall have five (5) business days from the giving of such Offering Notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to the Purchaser if doing so would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale; provided, however, the Company agrees to use its reasonable best efforts to take whatever action may be necessary or appropriate to comply with applicable federal securities laws in connection with such offer or sale. Notwithstanding anything herein to the contrary, such action by Company shall include, but not be limited to, providing Purchaser with any additional information provided to the prospective investors in the applicable transaction so long as Purchaser has executed an agreement not to disclose such information in a form and substance as reasonably requested by the Company.

10.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If the Purchaser fails to exercise in full the right of first refusal, the Company shall have one hundred twenty (120) days thereafter to sell the Equity Securities in respect of which the Purchaser's right was not exercised, at a price and upon general terms and conditions no more favorable to the purchasers thereof in any material respect than specified in the Company's Offering Notice to the Purchaser. If the Company has not sold such Equity Securities within one hundred twenty (120) days of the Offering Notice, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Purchaser in the manner provided in this Section 10.


10.4 TERMINATION OF RIGHT OF FIRST REFUSAL. The right of first refusal established by this Section 10 shall terminate on the first to occur of
        (a) the third anniversary of the Effective Date, or (b) the first date on which the Purchaser holds less than 50% of the total number of Shares purchased under this Agreement.

10.5 NO TRANSFER OF RIGHT OF FIRST REFUSAL. The right of first refusal established by this Section (d) may not be assigned or transferred, except as otherwise provided in Section 0.

10.6    EXCLUDED SECURITIES. The right of first refusal established by Section
        (d) shall have no application to any of the following Equity Securities:

(a) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other compensatory arrangements that are approved by the Board of Directors;

(b) stock issued pursuant to any rights, agreements, options or warrants outstanding as of the date of this Agreement, and stock issued pursuant to any rights, agreements, options or warrants granted after the date of this Agreement provided that the right of first refusal established by this Section (d) did not apply to the initial sale or grant by the Company of such rights, agreements, options or warrants;

(c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination whereby the stockholders of the Company will own more than 50% of the voting power of the combined entity;

(d) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

(e) any Equity Securities issued in connection with an underwritten public offering;

(f)     shares of Common Stock issued upon conversion of any Equity Securities;

(g) shares of Common Stock issued pursuant to Section 3.2 or Section 3.3 of this Agreement;

(h) any Equity Securities issued pursuant to any equipment leasing arrangement; and

(i) shares of the Company's Common Stock or Preferred Stock issued in connection with strategic transactions involving the Company and any third party, including (i) joint ventures, manufacturing, marketing, corporate partnering or distribution arrangements, or (ii) technology transfer, research or development arrangements; provided that such strategic transactions and the issuance of shares therein, has been approved by the Company's Board of Directors.

10.7 CONDITION TO PURCHASER'S RIGHT OF FIRST REFUSAL. Notwithstanding any other provisions in this Agreement, the Purchaser or any Holder shall not be entitled to exercise the right of first refusal contained in this Section (d) if such Purchaser or Holder has entered into any Restricted Transaction between the date of any Offering Notice and the closing of the transaction described in such Offering Notice.

        11. ADDITIONAL COVENANTS.

11.1 RESTRICTED TRANSACTIONS. The Purchaser shall not, and shall not authorize, instruct, facilitate or permit any of its affiliates or any other person or entity, to engage in any of the following (a "Restricted Transaction") during any period described in Section (b) or (i): (a) offers, pledges, sells, contracts to sell, sells any option or contract to purchase, purchases any option or contract to sell, grants any option, right or warrant for the sale of, or other disposition of or transfer of any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (except pursuant to Section 9.1), or (b) enters into any swap or any other agreement or any transaction that transfers, in whole or in part directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise.

11.2 EQUITABLE PRICING. The Company agrees that any HIV vaccines developed by the Company, when available for sale, shall be made available to consumers in the Caribbean at prices and terms no less favorable than afforded consumers in any other third world country.

11.3 USE OF PROCEEDS. The Company will use the proceeds it receives from Purchaser at the Initial Closing solely for the development of DNA and polypeptide HIV vaccines. In connection with such development, the Company's current development plan is to commence Phase I U.S. trials on or before June 30, 2002, and to complete same on or before June 30, 2003. The Company agrees to take commercially reasonable efforts to meet such development objectives. The Company shall use its internal accounting system as consistently applied to other development programs at the Company to account for how the proceeds are spent. For purposes of this Section 11.3, any funding or capital the Company may receive from the NIH, collaborative partners or others, specifically to support its HIV vaccine program, shall not be deemed to offset the Company's expenditures on the HIV program.

(a) If the Company materially breaches this Section 0 at any time, the Purchaser may require the Company, to the extent the Company may lawfully do so, to redeem any or all of the Initial Shares; provided, however, that if the Company abandons the development of HIV vaccines based upon a good faith determination by the Company's board of directors that such development is no longer viable or financially practical (a "Reconsideration"), such Reconsideration shall not be deemed to be a material breach of this Section 0.

(b) In the event of a Reconsideration, the Purchaser may require the Company, to the extent the Company may lawfully do so, to redeem the number of Initial Shares equal to the balance of the proceeds received at the Initial Closing that the Company has not spent towards the development of HIV vaccines (determined in accordance with this Section 11.3) divided by the Purchase Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Common Stock).

(c) To exercise the redemption rights set forth in this Section 11.3, the Purchaser shall request a redemption from the Company in writing, such request to specifically detail the reasons for the requested redemption (a "Redemption Request"). The Company shall effect the requested redemption within 60 days of receiving a Redemption Request (the "Redemption Date") by paying in cash for each of the Initial Shares to be redeemed an amount equal to the Purchase Price (the number of Shares and Purchase Price to be adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Common Stock). If the Company does not have sufficient funds legally available to redeem all Initial Shares to be redeemed by the Redemption Date, then, to the extent possible, the Company shall redeem those shares for which funds are legally available and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available.

11.4 DELIVERY OF FINANCIAL STATEMENTS, BUDGETS. So long as the Purchaser (with its affiliates) holds at least 50% of the Initial Shares issued pursuant to this Agreement, the Company shall deliver to the Purchaser copies of its Forms 10-K and 10-Q as filed with the SEC, and other public announcements and releases made by the Company. In addition, so long as the Purchaser (with its affiliates) holds at least 50% of the Initial Shares issued pursuant to this Agreement, the Company shall deliver to Purchaser an annual budget and operating plan for the development of HIV vaccines, which shall be confidential information of the Company and may not be disclosed by the Purchaser to any third party used by the Purchaser for any purpose other than for purposes of this Agreement.

11.5 INSPECTION RIGHTS. Only with respect to the development of HIV vaccines and so long as the Purchaser holds at least 50% of the Initial Shares issued pursuant to this Agreement, the Purchaser shall have the right to visit any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 11.4 with respect to a competitor of the Company or with respect to information which the Company's Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

        12. BROKER'S FEE. The Company and the Purchaser hereby represent that, there are no brokers or finders entitled to compensation in connection with the sale of the Shares, and shall indemnify each other for any such fees for which they are responsible.

        13. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile transmission, or when so received in the case of mail or courier, and addressed as follows:

                      if to the Company, to:

                      (a)    Epimmune Inc.
                             5820 Nancy Ridge Drive, Suite 100
                             San Diego, CA  92121
                             Attention:  President and Chief Executive Officer

                      with a copy so mailed to:

                             Cooley Godward LLP
                             4365 Executive Drive, Suite 1100
                             San Diego, CA  92121
                             Attention:  Frederick T. Muto, Esq.

or to such other person at such other place as the Company shall designate to the Purchasers in writing; and

(c) if to the Purchaser, at the address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing, with a copy so mailed to: Robert D. Krintzman, Esq., Venture Counsel, Inc., 4330 La Jolla Village Drive, Suite 330, San Diego, CA 92121.

        14. MISCELLANEOUS.

14.1 WAIVERS AND AMENDMENTS. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and the Purchaser.

14.2 HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

14.3 SEVERABILITY. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

14.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts entered into and performed entirely in California by California residents, without regard to conflicts of law principles.

14.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

14.6 ASSIGNMENT. This Agreement, including the right to use the Restricted Proceeds to develop DNA and polypeptide HIV vaccines and the right to sell the Milestone Shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) shall be freely assignable by the Company in the event of the sale of all or any part of the Company's business or a change of control of the Company approved by its Board of Directors.

14.7 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

14.8 ENTIRE AGREEMENT. This Agreement and other documents delivered pursuant hereto, including the exhibits, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

14.9 PAYMENT OF FEES AND EXPENSES. Each of the Company and the Purchaser shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

14.10 SPECIAL NOTICE OF CERTAIN ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment the number of Shares or the Purchase Price pursuant to Section 2.1(b), 3.2(a)(2), 11.3(b), 11.3(c) and/or 14.6, the
        Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Purchaser a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of the Purchaser, furnish or cause to be furnished to Purchaser a like certificate setting forth: (i) such adjustments and readjustments; and (ii) the Purchase Price at the time in effect.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                   EPIMMUNE INC.


                                   By:    /s/ Robert De Vaere
                                        ----------------------------------------
                                   Name:  Robert De Vaere
                                          --------------------------------------
                                   Title: Vice President, Finance & CFO
                                          --------------------------------------

                                   PURCHASER

                                   /s/ Peter Allard
                                   ---------------------------------------------
                                   Peter Allard

                                   Seaview, Chancery Lane
                                   Christ Church
                                   Barbados, West Indies
                                   Facsimile:  (246) 428-2787







                         COMMON STOCK PURCHASE AGREEMENT

                                  EPIMMUNE INC.

                                  COMMON STOCK
                               PURCHASE AGREEMENT


                                OCTOBER 16, 2000

                                TABLE OF CONTENTS


1.      AUTHORIZATION OF SALE OF THE SECURITIES................................  1

2.      AGREEMENT TO SELL AND PURCHASE THE SHARES..............................  1

        2.1    Sale of Shares..................................................  1

        2.2    Acceptance of Proposed Purchase of Shares.......................  2

3.      CLOSING AND DELIVERY...................................................  2

        3.1    Initial Closing.................................................  2

        3.2    Milestone Closing...............................................  2

        3.3    Additional Closings.............................................  3

4.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY...............  3

        4.1    Organization and Good Standing..................................  3

        4.2    Corporate Power; Authorization..................................  3

        4.3    Issuance and Delivery of the Shares.............................  4

        4.4    SEC Documents; Financial Statements.............................  4

        4.5    Intellectual Property...........................................  4

        4.6    Capitalization..................................................  5

        4.7    Litigation......................................................  5

        4.8    Governmental Consents...........................................  5

        4.9    No Material Adverse Change......................................  5

        4.10   Securities Violations...........................................  5

        4.11   Nasdaq..........................................................  5

        4.12   No Conflicts of Interest Representation.........................  6

        4.13   Opinions of Company's Counsel...................................  6

5.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.............  6

6.      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.................  7

7.      CONDITIONS TO COMPANY'S OBLIGATIONS AT CLOSING.........................  7

        7.1    Receipt of Payment..............................................  7

        7.2    Representations, Warranties and Covenants.......................  7

8.      CONDITIONS TO PURCHASERS' OBLIGATIONS AT CLOSING.......................  8

        8.1    Representations, Warranties and Covenants.......................  8

        8.2    Opinions of Company's Counsel...................................  8

9.      RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS..........................  8

        9.1    Restrictions on Transfer........................................  8

        9.2    "Piggy-Back" Registrations......................................  9

        9.3    Underwriting....................................................  9

        9.4    Right to Terminate Registration................................. 10

        9.5    Termination of Registration Rights.............................. 10

        9.6    Furnishing Information.......................................... 10

        9.7    Indemnification................................................. 10

        9.8    "Market Stand-Off" Agreement.................................... 12

        9.9    Rule 144 Reporting.............................................. 12

10.     RIGHT OF FIRST REFUSAL................................................. 13

        10.1   Subsequent Offerings............................................ 13

        10.2   Exercise of Right of First Refusal.............................. 13

        10.3   Issuance of Equity Securities to Other Persons.................. 14

        10.4   Termination of Right of First Refusal........................... 14

        10.5   No Transfer of Right of First Refusal........................... 14

        10.6   Excluded Securities............................................. 14

        10.7   Condition to Purchaser's Right of First Refusal................. 15

11.     ADDITIONAL COVENANTS................................................... 15

        11.1   Restricted Transactions......................................... 15

        11.2   Equitable Pricing............................................... 15

        11.3   Use of Proceeds................................................. 15

        11.4   Delivery of Financial Statements, Budgets....................... 16

        11.5   Inspection Rights............................................... 16

12.     BROKER'S FEE........................................................... 17

13.     NOTICES................................................................ 17

14.     MISCELLANEOUS.......................................................... 17

        14.1   Waivers and Amendments.......................................... 17

        14.2   Headings........................................................ 17

        14.3   Severability.................................................... 17

        14.4   Governing Law................................................... 18

        14.5   Counterparts.................................................... 18

        14.6   Assignment...................................................... 18

        14.7   Successors and Assigns.......................................... 18

        14.8   Entire Agreement................................................ 18

        14.9   Payment of Fees and Expenses.................................... 18

        14.10  Special Notice of Certain Adjustments........................... 18

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